Exhibit 99.1

CRISPR Therapeutics, Intellia Therapeutics, Caribou Biosciences and ERS Genomics Announce Global Agreement on the Foundational Intellectual Property for CRISPR/Cas9 Gene Editing Technology

BASEL, Switzerland, CAMBRIDGE, Mass., BERKELEY, California, DUBLIN, Ireland, December 16, 2016 (GLOBE NEWSWIRE) – CRISPR Therapeutics (NASDAQ:CRSP), Intellia Therapeutics (NASDAQ:NTLA), Caribou Biosciences, and ERS Genomics announced that the companies and their licensors have entered into a global cross-consent and invention management agreement for the foundational intellectual property covering CRISPR/Cas9 gene editing technology. The parties to the agreement include the co-owners of the intellectual property – the Regents of the University of California, Emmanuelle Charpentier, and the University of Vienna – as well as key licensees and sublicensees – CRISPR Therapeutics, ERS Genomics, Caribou Biosciences, and Intellia Therapeutics.

Under the agreement, the parties commit to maintain and coordinate the prosecution, defense and enforcement of the CRISPR/Cas9 foundational patent portfolio worldwide, and each of the co-owners of the intellectual property grants cross-consents to all existing and future licenses and sublicenses based on the rights of another co-owner.

“We are pleased that we have come to this global agreement with Intellia, Caribou, ERS and the co-owners and other licensees of this foundational CRISPR/Cas9 technology IP,” said Dr. Rodger Novak, CEO of CRISPR Therapeutics. “We believe that the Charpentier-University of California-Vienna IP estate constitutes the foundational IP in the CRISPR/Cas9 editing space. Intellia, CRISPR Therapeutics, Caribou, and ERS view this agreement as enhancing the efforts to protect our shared intellectual property rights and support the ongoing development of our product candidates, as well as those of our corresponding partners and licensees.”

“Through this agreement, we are ensuring alignment in our efforts to protect and prosecute the foundational CRISPR/Cas9 discoveries made by Dr. Doudna, Dr. Charpentier, and their teams, which have transformed the genomics field and unleashed new therapeutic possibilities,” said Nessan Bermingham, CEO and founder, Intellia Therapeutics. “This strengthens Intellia’s IP position as we continue forging ahead with the discovery and development of therapies for patients worldwide.”

Rachel Haurwitz, President and CEO of Caribou Biosciences, added, “We appreciate the efforts of the co-owners and licensees to finalize this agreement and are pleased to move forward as each of our companies develops products using this breakthrough CRISPR/Cas9 foundational IP.”

“This broadly enabling technology will be transformative across such a wide range of areas,” said Eric Rhodes, CEO of ERS Genomics, “and we are thrilled to now be able to offer worldwide access to this important technology.”

About CRISPR Therapeutics

CRISPR Therapeutics is a leading gene-editing company focused on developing transformative gene-based medicines for serious diseases using its proprietary CRISPR/Cas9 gene-editing platform. CRISPR/Cas9 is a revolutionary technology that allows for precise, directed changes to genomic DNA. The Company’s multi-disciplinary team of world-class researchers and drug developers is working to translate this technology into breakthrough human therapeutics in a number of serious diseases. Additionally, CRISPR Therapeutics has established strategic collaborations with Bayer AG and Vertex Pharmaceuticals to develop CRISPR-based therapeutics in diseases with high unmet need. The foundational CRISPR/Cas9 patent estate for human therapeutic use was licensed from the Company’s scientific founder Emmanuelle Charpentier, Ph.D. CRISPR Therapeutics is headquartered in Basel, Switzerland with its R&D operations based in Cambridge, Massachusetts. For more information, please visit www.crisprtx.com.

About Intellia Therapeutics

Intellia Therapeutics is a leading genome editing company, focused on the development of proprietary, potentially curative therapeutics using the CRISPR/Cas9 system. Intellia believes the CRISPR/Cas9 technology has the potential to transform medicine by permanently editing disease-associated genes in the human body with a single treatment course. Intellia’s combination of deep scientific, technical and clinical development experience, along with its leading intellectual property portfolio, puts it in a unique position to unlock broad therapeutic applications of the CRISPR/Cas9 technology and create a new class of therapeutic products. Learn more about Intellia Therapeutics and CRISPR/Cas9 at intelliatx.com; Follow us on Twitter @intelliatweets.

About Caribou Biosciences, Inc.

Caribou is a developer of cellular engineering and analysis solutions based on CRISPR technologies. The Company was founded by pioneers of CRISPR/Cas9 biology based on research carried out in the Doudna Laboratory at the University of California, Berkeley. Caribou’s tools and technologies provide transformative capabilities to therapeutic development, agricultural biotechnology, industrial biotechnology, and basic and applied biological research. For more information, visit www.cariboubio.com and follow the Company @CaribouBio. “Caribou Biosciences” and the Caribou logo are trademarks of Caribou Biosciences, Inc.

About ERS Genomics

ERS Genomics was formed to provide broad access to the foundational CRISPR-Cas9 intellectual property held by Dr. Emmanuelle Charpentier. Non-exclusive licenses are available for research and sale of products and services across multiple fields including: research tools, kits, reagents; discovery of novel targets for therapeutic intervention; cell lines for discovery and screening of novel drug candidates; GMP production of healthcare products; production of industrial materials such as enzymes, biofuels and chemicals; and synthetic biology. For additional information please visit www.ersgenomics.com.

CRISPR Forward-Looking Statement

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the therapeutic value, development, and commercial potential of CRISPR/Cas-9 gene editing technologies and therapies and the intellectual property protection of our technology and therapies. You are cautioned that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: uncertainties regarding the intellectual property protection for our technology and intellectual property belonging to third parties; uncertainties inherent in the initiation and completion of preclinical studies for the Company’s product candidates; availability and timing of results from preclinical studies; whether results from a preclinical trial will be predictive of future results of the future trials; expectations for regulatory approvals to conduct trials or to market products; and those risks and uncertainties described in Item 1A under the heading “Risk Factors” in the company’s most recent quarterly report on Form 10-Q, and in any other subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The information contained in this press release is provided by the company as of the date hereof, and, except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking information contained in this press release.

Intellia’s Forward-Looking Statement

This press release contains “forward-looking statements” of Intellia within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, statements regarding Intellia’s ability to advance CRISPR/Cas9 into therapeutic products for severe and life-threatening diseases and its CRISPR/Cas9 intellectual property portfolio. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of Intellia’s product candidates will not be successfully developed and commercialized, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or development of Intellia’s product candidates, the risk that the results of previously conducted studies involving similar product candidates will not be repeated or observed in ongoing or future studies involving current product candidates, the risk that Intellia’s collaborations with Novartis or Regeneron will not continue or will not be successful, and risks related to Intellia’s ability to protect and maintain its intellectual property position. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia Therapeutics undertakes no duty to update this information unless required by law.

CRISPR Contacts:

Media: Jennifer Paganelli W2O Group for CRISPR 347-658-8290 jpaganelli@w2ogroup.com	Investors: Chris Brinzey Westwicke Partners for CRISPR 339-970-2843 chris.brinzey@westwicke.com

Intellia Contacts:

Media: Jennifer Mound Smoter Chief External Affairs & Communications Officer +1 857-706-1071 jenn.smoter@intelliatx.com	Investors: John Graziano Trout Group + 1 646-378-2942 jgraziano@troutgroup.com Chad Rubin Trout Group + 1 646-378-2947 crubin@troutgroup.com

Caribou Contacts:

Greg Kelley

Feinstein Kean Healthcare

404-836-2302

gregory.kelley@fkhealth.com

ERS Genomics Contacts:

MacDougall Biomedical Communications

Mario Brkulj or Dr. Stephanie May

Direct: +49 89 2420 9345 or +48 89 2420 9344

E-Mail: mbrkulj@macbiocom.com or smay@macbiocom.com